                            CONVERSION OF FUNDS AGREEMENT

          AGREEMENT dated as of September 30, 1998, among Westcore Trust, a Massachusetts business trust on behalf of its Mid-Cap Opportunity Fund (the "Trust"), and the participants (the "Participants") in the pooled fund partnership (the "Pooled Fund Partnership") described below and the Pooled Fund Partnership.

          WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended, consisting of eight investment portfolios including the Mid-Cap Opportunity Fund (the "Portfolio");

          WHEREAS, the Pooled Fund Partnership is a partnership comprised of the Participants whose names are listed below;

          WHEREAS, the Participants have jointly invested certain contributions in a pooled fund in the custody of The Bank of Cherry Creek pursuant to an Agreement dated January 1, 1998 (the "Partnership Agreement");

          WHEREAS, the individual Participants of the Pooled Fund Partnership desire to transfer their interests in the Pooled Fund Partnership to the Portfolio in exchange for shares of the Portfolio as hereinafter provided;

          WHEREAS, the Partnership Agreement provides that the Partnership Agreement may be terminated when at least 2/3 of the Participants vote for any reason for such termination;

          WHEREAS, the Participants and the Trust desire that the Pooled Fund Partnership be terminated immediately upon the transfer described above;

          WHEREAS, the Participants intend thereafter to be investors in the Portfolio;

          NOW, THEREFORE, the Participants, the Trust and the Pooled Fund Partnership, intending to be legally bound, hereby agree as follows:

          1. TRANSFER OF PORTFOLIO SHARES. On the date hereof, subject to the terms and conditions of this Agreement and on the basis of and in reliance upon the covenants, agreements, and representations and warranties set forth herein, each Participant shall receive, and the Trust shall issue to each Participant, shares of the Portfolio (as defined in the prospectus for the Portfolio) with the aggregate net asset value equal to the aggregate market value of the Partnership Interests (as hereinafter defined), determined in accordance with
Section 3 hereof.

          2. CONSIDERATION. In exchange for the issuance of the shares of the Portfolio pursuant to this Agreement, each Participant shall transfer the entire Partnership Interest held by it as set forth on Exhibit A hereto (collectively, the "Partnership Interests") to the Portfolio. It is intended that the transaction will qualify for nonrecognition treatment pursuant to Section 351 of the Internal Revenue Code of 1996, as amended. No brokerage commissions, fees (except for customary transfer fees), or other remuneration will be paid by the Trust or the Participants in connection with the transactions contemplated
hereby.   The number of shares of the Portfolio to be issued to each Participant shall be determined by dividing the aggregate market value (computed as set forth below) of the Partnership Interest being transferred to the Portfolio by such Participant, determined as of the close of business on the date hereof, by $10.00, the face value of the shares of the Portfolio. The Trust believes that the foregoing procedure for transferring the interest of each Participant to the Portfolio will be beneficial to each Participant and the Portfolio, and will minimize brokerage and other costs associated with the transfer of the Securities (as hereafter defined).

          3. DETERMINATION OF MARKET VALUE. The market value of each Participant's Partnership Interest shall be that Participant's ratable share of the aggregate market value of the securities and cash held by the Pooled Fund Partnership as set forth in Exhibit B hereto (collectively, the "Securities"). The aggregate market value of the Securities shall be any cash plus the sum of the value of each security being transferred, determined in accordance with the methods for valuing portfolio securities of the Portfolio set forth in the Prospectus and Statement of Additional Information for the Portfolio.

          4. TERMINATION OF PARTNERSHIP AGREEMENT. By their signatures hereto, the Participants and the Trust vote to terminate the Partnership Agreement as of the date hereof immediately after the transfer described in
Section 1. Immediately upon termination of the Partnership Agreement, the Securities will be distributed to the Trust as sole owner of the Partnership Interests in liquidation of the Partnership, the Partnership will be dissolved and the Trust will hold the Securities directly.

          5. REPRESENTATIONS OF EACH PARTICIPANT. Each Participant hereby represents and warrants as follows:

               (a) The execution and delivery of this Agreement by it constitutes its valid and binding obligation, enforceable in accordance with its terms.

               (b) At the time of the transfer of the Partnership Interests to the Trust, it will have good title to its Partnership Interest, free and clear of all mortgages, security interests, liens, charges, pledges, and encumbrances whatsoever, and the Pooled Fund Partnership will have good title to the Securities free and clear of all mortgages, security interests, liens, charges, pledges, and encumbrances whatsoever. Upon transfer of such Partnership Interest to the Trust, the Trust will acquire good title to the Partnership Interests and, upon distribution of the Securities to the Trust, the Trust will acquire good title to the Securities, in each case free and clear of all mortgages, security interests, liens, charges, pledges, and encumbrances.


          6. REPRESENTATIONS OF THE POOLED FUND PARTNERSHIP. The Pooled Fund Partnership hereby represents and warrants as follows:

               (a) The execution and delivery of this Agreement by the Pooled Fund Partnership has been duly authorized by all requisite partnership action and constitutes the valid and binding obligation of such Pooled Fund Partnership, enforceable in accordance with its terms.

               (b) At the time of the transfer of the Partnership Interests to the Trust, the Pooled Fund Partnership will have good title to the Securities, free and clear of all mortgages, security interests, liens, charges, pledges, and encumbrances whatsoever. Upon transfer of such Partnership Interests to the Trust, the Trust will acquire good title to the Partnership Interests, and, upon distribution of the Securities to the Trust, the Trust will acquire good title to the Securities, in each case free and clear of all mortgages, security interests, liens, charges, pledges, and encumbrances.

               (c) The Securities constitute permissible investments under the Portfolio's investment objective, policies, and limitations as set forth in the Portfolio's registration statement.

          7. REPRESENTATIONS OF THE TRUST. The Trust hereby represents and warrants as follows:

               (a) The Trust is entering into this Agreement on behalf of the Portfolio. The execution and delivery of this Agreement by the Trust has been duly authorized by all requisite Trust action and (assuming the due execution and delivery hereof by each Participant) constitutes the valid and binding obligation of the Trust, enforceable in accordance with its terms.

               (b) The issuance and delivery of the shares of the Portfolio in accordance with the terms of this Agreement have been duly authorized by all requisite Trust action and such shares, when so issued and delivered against consideration therefor in accordance with the provisions hereof, will be duly and validly issued, fully paid, and nonassessable by the Trust.


               (c) The shares of the Portfolio that are being issued pursuant to Section 1 (and any shares which are issued simultaneously therewith in exchange for cash or property) will constitute at least 80% of the shares outstanding immediately after such issuance.



               (d) There is no plan or intention by the Trust (or its investment adviser) to dispose of the Securities other than on the normal course of business operations.



          8. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



          9. MASSACHUSETTS BUSINESS TRUST. The names "Westcore Trust" and "Trustees of Westcore Trust" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under an Amended and Restated Declaration of Trust dated November 19, 1987, which is hereby referred to and a copy of which is on file with the office of the State Secretary of the Commonwealth of Massachusetts and at the principal office of the Trust. The obligations of "Westcore Trust" entered into in the name or on behalf thereof by any of the Trustees, representatives, or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Shareholders, or representatives of the Trust personally, but bind only the Trust Property, and all persons dealing with any class of shares of the Trust must look solely to the Trust Property belonging to such class for enforcement of any claims against the Trust.



         10. INVESTMENT REPRESENTATION OF EACH PARTICIPANT. Each Participant hereby represents and warrants that it is acquiring the shares of the Portfolio being issued to it hereunder (the "Shares") solely for investment, and not with a view to distribution within the meaning of the Securities Act of 1933 and the Rules and Regulations thereunder (the "Act"), that it understands that the Shares are not registered under the Act, and that it will not sell the Shares except in accordance with an exemption from such registration or unless the Shares are subsequently registered under the Act.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers designated below as of the date first above written.


                                                 WESTCORE TRUST, on behalf of
                                                 its Mid-Cap Opportunity Fund


                                                 By:
---------------------------------------------       ----------------------------
(Attest)                                         Title:  Vice President


The Pooled Fund Partnership
by its partners named below.

Each of the following signs in his/her individual or company capacity (as the case may be) and also as a partner in the Pooled
Fund Partnership.

---------------------------------------------
Name:  Alex Lock

On his own behalf and as a Partner
  in the Pooled Fund Partnership

---------------------------------------------
Name:  Robert Lindig

  On his own behalf and as a Partner
   in the Pooled Fund Partnership

---------------------------------------------
Name:  Caleb Gates

   On his own behalf and as a Partner
   in the Pooled Fund Partnership

---------------------------------------------
Name  Charlotte Petersen

   On her own behalf and as a Partner
   in the Pooled Fund Partnership

---------------------------------------------
Name:   Christianna Wood

On her own behalf and as a Partner
   in the Pooled Fund Partnership

---------------------------------------------
Name:  Cynthia Pirnack

   On her own behalf and as a Partner
   in the Pooled Fund Partnership

---------------------------------------------
Name:  Dean Graves

   On his own behalf and as a Partner
   in the Pooled Fund Partnership

---------------------------------------------
Name:  Dennis Larkin

   On his own behalf and as a Partner
   in the Pooled Fund Partnership

---------------------------------------------
Name:  Glen Cahill

   On his own behalf and as a Partner
   in the Pooled Fund Partnership

---------------------------------------------
Name:  Janet Gardiner

   On her own behalf and as a Partner
   in the Pooled Fund Partnership

---------------------------------------------
Name:  Jasper Frontz

   On his own behalf and as a Partner
   in the Pooled Fund Partnership

---------------------------------------------
Name:   Jeffrey Adams

On his own behalf and as a Partner
   in the Pooled Fund Partnership


---------------------------------------------
Name:  Joy Fruin


  On her own behalf and as a Partner
   in the Pooled Fund Partnership


---------------------------------------------
Name:  Jerome Powers

   On his own behalf and as a Partner
   in the Pooled Fund Partnership

---------------------------------------------
Name:  JoAnn Nearents

   On her own behalf and as a Partner
   in the Pooled Fund Partnership

---------------------------------------------
Name:  Kenneth Penland

   On his own behalf and as a Partner
   in the Pooled Fund Partnership

---------------------------------------------
Name:  Leo Beserra

  On his own behalf and as a Partner
   in the Pooled Fund Partnership

---------------------------------------------
Name:  Lester Garrison

On his own behalf and as a Partner
  in the Pooled Fund Partnership

---------------------------------------------
Name:  Lou Kahanek

   On his own behalf and as a Partner
   in the Pooled Fund Partnership

---------------------------------------------
Name:  Lucille Morrison

   On her own behalf and as a Partner
   in the Pooled Fund Partnership


---------------------------------------------
Name:  Mary Ellen Cox

   On her own behalf and as a Partner
   in the Pooled Fund Partnership

---------------------------------------------
Name:  Mil Schulhof

   On his own behalf and as a Partner
   in the Pooled Fund Partnership

---------------------------------------------
Name:  Sam Aybar

   On his own behalf and as a Partner
   in the Pooled Fund Partnership

---------------------------------------------
Name:  Sonja Balstad

   On her own behalf and as a Partner
   in the Pooled Fund Partnership

---------------------------------------------
Name:  Steve Wine

   On his own behalf and as a Partner
   in the Pooled Fund Partnership

---------------------------------------------
Name:  Suzanne Quam

   On her own behalf and as a Partner
   in the Pooled Fund Partnership

---------------------------------------------
Name:  Terri Baldwin

On her own behalf and as a Partner
   in the Pooled Fund Partnership

---------------------------------------------
Name:  Thomas Stevens

On his own behalf and as a Partner
   in the Pooled Fund Partnership

---------------------------------------------
Name:  William Chester

On his own behalf and as a Partner
  in the Pooled Fund Partnership

---------------------------------------------
Name:  Kathleen Duggan

 On her own behalf and as a Partner
   in the Pooled Fund Partnership


---------------------------------------------
Name:  Jerry Peterson

  On his own behalf and as a Partner
  in the Pooled Fund Partnership

---------------------------------------------
Name:  Todger Anderson

  On his own behalf and as a Partner
  in the Pooled Fund Partnership

---------------------------------------------
Name:  Varilyn Schock

  On her own behalf and as a Partner
  in the Pooled Fund Partnership

---------------------------------------------
Name:  Monica Bowers

  On her own behalf and as a Partner
  in the Pooled Fund Partnership

---------------------------------------------
Name:  Christel Yehle

  On her own behalf and as a Partner
  in the Pooled Fund Partnership

---------------------------------------------
Name:  Lisa Ramirez

 On her own behalf and as a Partner
 in the Pooled Fund Partnership


DENVER INVESTMENT ADVISORS LLC

  On its own behalf and as a Partner
  in the Pooled Fund Partnership

By:
    ------------------------------------------
    Kenneth V. Penland

Its:
    ------------------------------------------
    Chairman

                                     EXHIBIT A
                               PARTNERSHIP INTERESTS


     Name                                  Percentage Interest in
     ----                                  Pooled Fund Partnership
                                           -----------------------
Alex Lock                                          1.034682%
Bob Lindig                                         0.206936%
Caleb Gates                                        4.138727%
Charlotte Petersen                                 0.827746%
Christianna Wood                                   4.138728%
Cynthia Pirnack                                    0.041387%
Dean Graves                                        0.041387%
Denny Larkin                                       4.138728%
Glen Cahill                                        1.034682%
Janet Gardiner                                     2.069363%
Jasper Frontz                                      0.041387%
Jeffrey Adams                                      3.104045%
Jerry Peterson                                     4.138728%
Jerome Powers                                      0.413873%
Jo Ann Nearents                                    1.034682%
Ken Penland                                       12.416183%
Leo Beserra                                        7.792426%
Lester Garrison                                    4.138728%
Lisa Ramirez                                       0.041387%
Lou Kahanek                                        0.280010%
Lucille Morrison                                   0.121737%
Mary Ellen Cox                                     0.387731%
Mil Schulhof                                       0.208936%
Sam Aybar                                          0.827745%
Sonja Balstad                                      0.113136%
Steve Wine                                         0.206936%
Suzanne Quam                                       0.082775%
Terri Baldwin                                      0.310404%
Todger Anderson                                    1.034682%
Thomas Stevens                                     1.034682%
Varilyn Schock                                     2.069663%
William Chester                                    0.620809%
Monica Bowers                                      0.041294%
Kathleen Duggan                                    0.412940%
Christel Yehle                                     0.053811%
Joy Fruin                                          0.073074%
Denver Investment Advisors                        41.328130%

                                                  ----------
Total:                                                100%

                                     EXHIBIT B
              Securities and cash held in the Pooled Fund Partnership


AMOUNT     CUSIP           DESCRIPTION
------     -----           -----------
STOCKS & RELATED ISSUES:
  800    00926610     AIRBORNE FREIGHT CORP
  700    21701610     COORS ADOLPH CO
  450    01975410     ALLMERICA FINL CORP
  350    01165910     ALASKA AIR GROUP INC
 1800    03611510     ANNTAYLOR STORES CORP
  500    00786910     AEROQUIP-VICKERS INC
  300    04420410     ASHLAND INC
  600    01880410     ALLIANT TECHSYSTEMS
  700    02365720     AMERICA WEST HLDG CORP
 1333    09032410     BINDLEY WESTN INDS INC
  400    05916510     BALTIMORE GAS & ELEC CO
 3200    08750910     BETHLEHEM STL CORP
  700    07390210     BEAR STEARNS COS INC
  875    05538M10     BEC ENERGY
 4100    12169310     BURLINGTON INDS INC
  700    13721920     CANANDAIGUA BRANDS INC
  950    21841210     CORDANT TECHNOLOGIES INC
 1200    19044110     COASTAL CORP
  600    19587210     COLONIAL PPTYS TR
  900    17217210     CINCINNATI MILACRON INC
 1575    20846410     CONSECO INC
  575    15231210     CENTEX CORP
 1000    26157010     DRESS BARN INC
  800    23581110     DANA CORP
 2950    23719410     DARDEN RESTAURANTS INC
  950    23333110     DTE ENERGY CO
 1800    27031910     EARTHGRAINS CO
 1500    31852230     FIRST AMERN FINL CORP
  650    31410H10     FEDERATED DEPT STORES
 1800    30239F10     FBL FINL GROUP INC
  850    31769P10     FINANCIAL SEC ASSURN HLD
  450    38131710     GOLDEN WEST FINL CORP DE
 1900    38119710     GOLDEN STATE BANCORP
 1600    43556910     HOLLINGER INTL INC
  800    40426W10     HRPT PPTYS TR
 1100    44448210     HUGHES SUPPLY INC
 1500    44485910     HUMANA INC
 1400    45323G10     INACOM CORP
 1200    46004310     INTERNATIONAL MULTIFOODS
 1500    46033710     INTL SPECIALTY PRODS INC
 1900    50124210     KULICKE & SOFFA INDS INC
  900    48251610     KLM ROYAL DUTCH AIRLS
 1450    48258410     K MART CORP
 1450    50586210     LAFARGE CORP
  725    54229040     LONE STAR INDS INC
  900    57490810     LEHMAN BROS HLDGS INC
  700    53802110     LITTON INDS INC
 1200    59592010     MIDAMERICAN ENERGY HLDGS
 2000    56845910     MARINER POST-ACUTE NETWO


                                         -9-

 1000    63934E10     NAVISTAR INTL CORP
 1300    29266M10     ENERGY EAST CORP
  850    68626810     ORION CAP CORP
  600    69511220     PACIFICARE HEALTH SYS DE
 3100    74193210     PRIDE INTL INC
 1200    74457310     PUBLIC SVC ENTERPRISE GR
  650    74586710     PULTE CORP
 1100    72348410     PINNACLE WEST CAP CORP
 2200    75946410     RELIANCE GROUP HOLDINGS
 1000    81180410     SEAGATE TECHNOLOGY
  850    85383610     STANDARD PRODS CO
 1650    85954710     STERLING SOFTWARE INC
 1000    86211120     STORAGE TECHNOLOGY CORP
 1400    86853610     SUPERVALU INC
 1100    89618L10     TRIGON HEALTHCARE INC
  900    89681810     TRIUMPH GROUP INC NEW
 1800    90249410     TYSON FOODS INC
 1900    91529B10     UNOVA INC
  700    91690610     US FREIGHTWAYS CORP
 2200    92551410     VETERINARY CTRS AMER INC
 1975    92343P10     VERITAS DGC INC
  900    98144310     WORLD COLOR PRESS INC DE
  150    90337T10     USX-U S STL
                      CASH . . . . . . . . . . .


                                         -10-